                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              X-RITE, INCORPORATED
- - --------------------------------------------------------------------------------
                (Name of registrant as specified in its charter)

                              X-RITE, INCORPORATED
- - --------------------------------------------------------------------------------
                   (Name of person(s) filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              X-RITE, INCORPORATED
                             3100 44TH STREET, S.W.
                           GRANDVILLE, MICHIGAN 49418

                NOTICE OF ANNUAL MEETING TO BE HELD MAY 15, 1995

     The Annual Meeting of Shareholders of X-Rite, Incorporated will be held at the Amway Grand Plaza Hotel, Pearl at Monroe, Grand Rapids, Michigan, on Monday, May 15, 1995, at 4:30 p.m., for the following purposes:

          1. To elect three directors as set forth in the accompanying Proxy Statement.

          2. To approve the adoption of the X-Rite, Incorporated Amended and Restated Employee Stock Purchase Plan.

          3. To approve a proposed Amendment to the Company's Articles of Incorporation to increase the number of shares of authorized common stock.

          4. To transact any other business that may properly come before the meeting.

     Shareholders of record as of the close of business on March 24, 1995, are entitled to notice of, and to vote at the meeting. You are requested to sign, date, and return the accompanying Proxy in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. If you attend the meeting in person, you may withdraw your Proxy and vote your shares in person if you wish.

                                              By Order of the Board of Directors

                                              DUANE KLUTING
                                              Secretary

April 10, 1995
Grandville, Michigan

                              X-RITE, INCORPORATED
                             3100 44TH STREET, S.W.
                           GRANDVILLE, MICHIGAN 49418
                            ------------------------

                                PROXY STATEMENT
                                 APRIL 10, 1995
                            ------------------------

SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the shareholders of X-Rite, Incorporated (the "Company") on or about April 10, 1995, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Monday, May 15, 1995, at 4:30 p.m. at the Amway Grand Plaza Hotel, Pearl at Monroe, Grand Rapids, Michigan.

     If the form of Proxy accompanying this Proxy Statement is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in the Proxy. Where shareholders specify a choice by marking on the Proxy card, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of the directors listed as nominees in the Proxy, for the approval of the Employee Stock Purchase Plan, for the proposed Amendment to the Articles of Incorporation, and in the discretion of the Proxy voters on any other matter voted upon at the meeting. A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy or attending the meeting and voting in person.

     The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES AND RECORD DATE

     March 24, 1995, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 20,992,783 shares of the Company's common stock, par value $.10 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.

ELECTION OF DIRECTORS

     The Company's Articles of Incorporation specify that the Board of Directors shall consist of nine (9) members, divided into three classes, with the directors of the classes to hold office for staggered terms of three (3) years each. Incumbent directors whose terms of office expire at the upcoming Annual Meeting are Ted Thompson, Ronald A. VandenBerg, and Quinten E. Ward, all of whom are nominees for reelection to three year terms expiring in 1998.

     Unless otherwise specifically directed by a marking on a shareholder's Proxy, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

     Directors are elected by a plurality of the votes cast by shareholders. Therefore, the three nominees receiving the most affirmative votes cast will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld, and votes against any candidate will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

     The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.

          NAMES, (AGES), POSITIONS AND BACKGROUNDS
                 OF DIRECTORS AND NOMINEES                          SERVICE AS A DIRECTOR
- - ---------------------------------------------------------------------------------------------
Nominees for Terms to Expire in 1998
Ted Thompson (65) is the Chairman of the Board and Chief         Director since 1958
Executive Officer of X-Rite, Incorporated, and he has held       Chairman of the Board
  that position for more than five years. Mr. Thompson also      and Chief Executive Officer
serves as a director of Gentex Corporation.

Ronald A. VandenBerg (55) is a Senior Vice President of          Director since 1989
  Donnelly Corporation, a manufacturer of glass related          Member of Compensation
products for the automotive and electronics industries,          Committee
headquartered in Holland, Michigan. Mr. VandenBerg has held
that position for more than five years.

Quinten E. Ward (69) has been retired for more than five         Director since 1958
  years. Prior to retirement he was a Senior Engineer with       Member of Compensation
the Instrument Division of Lear Siegler, Inc., Grand Rapids,     Committee
Michigan (a manufacturer of aerospace instruments).

Directors Whose Terms Expire in 1997
Lawrence E. Fleming (70) has been retired for more than five     Director since 1958
  years. Prior to retirement he was a Senior Engineer with       Chairman of Compensation
the Instrument Division of Lear Siegler, Inc., in Grand          Committee
Rapids, Michigan (a manufacturer of aerospace instruments).

Rufus S. Teesdale (74) has been retired for more than five       Director since 1958
  years. Prior to retirement he was a Partner in Loan            Chairman of Audit
Services and Systems in Glen Ellyn, Illinois (a software         Committee
supplier to financial institutions).

Charles VanNamen (69) has been retired for more than five        Director since 1958
  years. Prior to retirement he was a Senior Engineer with       Member of Audit and
the Instrument Division of Lear Siegler, Inc., in Grand          Compensation Committees
Rapids, Michigan (a manufacturer of aerospace instruments).

Directors Whose Terms Expire in 1996
Leonard C. Blanding (78) has been retired for more than five     Director since 1958
  years. Prior to retirement he was a mechanical research        Member of Audit
engineer for X-Rite, Incorporated.                               Committee

Dr. Marvin G. DeVries (61) is an economics consultant, and       Director since 1986
  he was a Professor of Economics at the F.E. Seidman School     Member of Audit
of Business, Grand Valley State University, Allendale,           Committee
Michigan, for more than five years prior to his retirement
in 1994. In addition, Dr. DeVries served as Dean of the
Business School from 1973 to 1988.

Glenn M. Walters (70) has been engaged in the consulting         Director since 1986
  business with respect to management matters and capital        Member of Compensation
formation since 1982. Prior to that time Mr. Walters was         Committee
President and Chief Operating Officer of Herman Miller,
Inc., an office furniture manufacturer based in Zeeland,
Michigan. Mr. Walters also serves as a director of Donnelly
Corporation.
- - ---------------------------------------------------------------------------------------------

     The Company has an Audit Committee which recommends to the Board of Directors the selection of independent public accountants to serve as the Company's auditors, and reviews the scope of their audit and their audit report. This Committee met on two occasions during the fiscal year ended December 31, 1994.

     The Company has a Compensation Committee which makes recommendations to the Board regarding annual remuneration of the Company's executive officers, and which is responsible for administering the Company's various incentive plans involving the Company's common stock. This Committee met on four occasions during the fiscal year ended December 31, 1994. A report from this Committee appears infra under the caption Compensation Committee Report.

     The Company does not have a standing nominating committee.

     The Board of Directors met six times during the past fiscal year, and all directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and meetings of committees on which they served, except for Mr. Blanding who attended five of eight meetings.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED X-RITE, INCORPORATED EMPLOYEE STOCK PURCHASE PLAN

     In 1989, the shareholders of the Company approved the X-Rite, Incorporated Employee Stock Purchase Plan, providing for the sale of the Company's common stock to employees of the Company at a price equal to eighty-five percent (85%) of market value. As of March 1, 1995, 60,059 shares have been sold to approximately 140 employees of the Company, and 939,941 shares remained available for sale under the original Plan, which will expire on May 10, 1999.


     On November 15, 1994, the Board of Directors adopted an amended and restated version of the Plan (the "Plan"), subject to approval of the Company's shareholders. The amended and restated Plan modifies the existing plan in the following ways: employees of subsidiary corporations will become eligible for participation in the Plan; the number of shares available for sale under the Plan will be increased to 1,000,000 shares; and the expiration date of the Plan will be extended to November 15, 2004. Shareholders will be asked to consider and approve the Plan, as amended and restated, at the Annual Meeting. The following paragraphs summarize the principal features of the amended and restated Plan, and the full text of the Plan, as amended, is appended to this Proxy Statement as Appendix A.


     Purpose. The Board of Directors believes that the availability of an opportunity to purchase shares of the Company's common stock under the Plan at a discount from market price is important to provide a further inducement to employees of subsidiaries, as well as the parent Company, to continue their employment, and to encourage those employees to increase their efforts to promote the best interests of the Company and its subsidiaries.

     Operation of the Stock Purchase Plan. If approved by the shareholders, the Plan, as amended, will become effective immediately. All active employees of the Company, except certain part-time employees and members of the Committee, are eligible to participate in the Plan after completing one year of continuous employment as of the beginning of any calendar month. However, no employee is entitled to purchase shares of common stock under the Plan if he or she is the holder of five percent (5%) or more of the outstanding stock of the Company.

     The Plan provides an opportunity for eligible employees to purchase shares of the Company's common stock quarterly at a price equal to eighty-five percent (85%) of the market value of the shares as of the last business day of each Purchase Period. A Purchase Period is defined as each fiscal quarter of the Company. Market value is defined as the sale price reported in the Nasdaq Stock Market on the applicable purchase date. Eligible employees who have elected to participate may contribute cash (not less than $10 per pay period nor greater than ten percent (10%) of gross earnings) to the Plan through payroll deduction; however, aggregate contributions in any calendar year for any employee may not exceed $10,000. Purchases in whole numbers of shares are made automatically as of the last business day of each Purchase Period with funds contributed by participating employees. A participant may terminate his or her participation at any time prior to his or her last pay date in a Purchase Period by written notice to the Company; however, a terminating participant will not be eligible to reenter the Plan for the balance of the Company's fiscal year.

     Rights under the Plan are not transferable. Any termination of employment, including death and retirement, automatically terminates participation. In addition, the Plan automatically terminates on November 15, 2004, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, except that such amendment may not: (a) alter the number of shares that may be issued under the Plan; (b) decrease the purchase price per share subject to the Plan; or (c) change the class of employees eligible to participate under the Plan.

     Summary of Federal Income Tax Consequences. The Plan is intended to be a qualified "Employee Stock Purchase Plan," as defined in Section 423 of the Internal Revenue Code. The following paragraphs summarize the consequences of the acquisition and disposition of shares of the Company's common stock for federal income tax purposes, based on management's understanding of existing federal income tax laws.

     Funds contributed by employees through payroll deduction are a part of current compensation taxable as ordinary income, although not actually received by employees. As of the last business day of each Purchase Period, a participating employee will be considered to have been granted an option to purchase shares as of such date and to have exercised that option. If the employee does not dispose of such shares for a period of two (2) years after the date of the grant of the option (the "Holding Period"), upon subsequent disposition of the shares or upon death, the employee will realize compensation, taxable as ordinary income, equal to the lesser of: (a) the amount by which the market value of the shares at the time of disposition or death exceeds the option exercise price; or (b) the amount by which the market value of the shares at the time the option was granted exceeded the option exercise price. If (b) is the lesser amount, the difference between the market value of the shares at the time of disposition or death and the market value of the shares at the time the option was granted will be taxed as a capital gain. In the event the Holding Period requirement described above is not met, the amount to be treated as compensation on disposition of the shares by the employee is the difference between the option exercise price and the market value of the shares at the time the option is exercised. If the Holding Period requirement is not met, the Company will be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the employee; otherwise, the Company will not be entitled to any deduction for federal income tax purposes with respect to shares sold to an employee pursuant to exercise of an option granted under the Plan.

     The rules governing the tax treatment of the receipt of stock acquired under the terms of the Plan are quite technical; consequently, the above-description of tax consequences is necessarily general in nature and does not purport to be complete. In addition, tax consequences under applicable state and local laws may not be the same as under federal law.

     The affirmative vote of a majority of the Company's outstanding common stock represented and voted at the Annual Meeting is required to approve the adoption of the Plan as amended and restated. Since a majority of the votes cast is required for approval, a negative vote will necessitate in offsetting an affirmative vote to assure approval. Any ballot or proxy marked "abstain" and any broker nonvote will be counted as a negative vote. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

     The Board of Directors recommends a vote FOR the approval of the amended and restated Plan.

PROPOSAL TO APPROVE INCREASE IN AUTHORIZED CAPITAL STOCK

     Article III of the Company's Articles of Incorporation currently provides for authorized capital stock of 30,000,000 shares, consisting of 25,000,000 shares of common stock, par value $.10 per share, and 5,000,000 shares of preferred stock, par value $.10 per share. No preferred stock is presently outstanding. There are 20,992,783 shares of common stock presently outstanding, and 3,999,609 shares have been reserved for issuance under the Company's various incentive stock option and purchase plans.

     At a meeting held on March 21, 1995, the Board of Directors unanimously adopted a resolution approving amended Article III of the Articles of Incorporation to increase the authorized shares of common stock from 25,000,000 to 50,000,000, and recommending the amendment for approval by the Company's shareholders. The Board believes that the authorization of an additional 25,000,000 shares of common stock will provide increased flexibility for future growth and provide the opportunity for enhanced marketability of the Company's common stock, although the Board has not yet decided to issue those shares for any particular purpose.

     From time to time, the Company has considered potential acquisitions and management expects to continue to consider acquisition opportunities in the future. The Company's common stock could be used as a means for accomplishing an acquisition. The increase in authorized common stock would also enhance the ability of the Board of Directors to consider the possibility of declaring a stock dividend to existing shareholders and/or provide for the reservation of additional shares for potential issuance under the Company's various stock plans as a means of retaining key personnel and attracting new personnel. It is also possible that the additional shares of common stock could be utilized by the Company as a part of a defensive strategy to counter any hostile takeover attempts. Shareholders should be aware that the Board of Directors has considered in the past, and will continue to consider in the future, the advisability of adoption of a shareholder rights plan commonly referred to as a poison pill. The proposed increase in authorized shares of common stock will not have any significant impact on the decision regarding an adoption of any such rights plan, however, since the Company's existing preferred stock could, and probably would be employed as the vehicle for implementing any such plan. Shares of the Company's common stock do not carry preemptive rights to purchase additional shares of the Company's stock.

     The Board recommends that Article III of the Company's Articles of Incorporation be amended to read as stated on Appendix B to this Proxy Statement. The only change in this Article is the increase in the number of shares of common stock from 25,000,000 to 50,000,000.

     The affirmative vote of the majority of the outstanding shares of common stock, in person or by proxy, on the proposed amendment to Article III is required for approval. Since an absolute majority of outstanding shares is required, any broker nonvote, or any ballot or proxy marked "abstain," will have the same effect as a negative vote. Votes will be counted by Inspectors of Election appointed by the presiding officer at the annual meeting.

     The Board of Directors recommends a vote FOR adoption of the proposed increase in authorized common stock.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table contains information regarding ownership of the Company's common stock by each director and nominee for election as a director, each executive officer named in the tables under the caption Executive Compensation, and all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table and represents the Company's understanding of circumstances in existence as of March 1, 1995.

                                                      AMOUNT AND NATURE OF OWNERSHIP
                                                    ----------------------------------
               NAME AND ADDRESS OF                  SHARES BENEFICIALLY     EXERCISABLE
                 BENEFICIAL OWNER                        OWNED(1)           OPTIONS(2)     PERCENT OF CLASS
- - --------------------------------------------------------------------------------------
Bernard J. Berg                                             56,600             48,000               *
5789 Blaine, S.E.
Kentwood, MI 49508

Leonard C. Blanding                                      1,481,164(3)          10,000             7.1
6600 Tanglewood, S.E.
Grand Rapids, MI 49546

Dr. Marvin DeVries                                          38,000             38,000               *
4577 Whisperwood Court
Kentwood, MI 49508

Lawrence E. Fleming                                      1,630,000             10,000             7.8
6200 Hall St., S.E.
Grand Rapids, MI 49546

Bruce L. Jorgensen                                           1,000                -0-               *
67 Nettlesworth Way, N.E.
Grand Rapids, MI 49546

Duane Kluting                                               45,696             32,000               *
4174 Imperial Dr.,
N.W. Grand Rapids, MI 49504

Rufus S. Teesdale                                        1,550,444(4)          10,000             7.4
3152 E. Gatehouse, S.E.
Grand Rapids, MI 49546

Ted Thompson                                             1,573,300(5)          20,000             7.5
3100 44th Street
Grandville, MI 49418

Ronald A. VandenBerg                                        42,000             32,000               *
16882 Landing Drive
Spring Lake, MI 49456

Charles VanNamen                                           749,000(6)          10,000             3.6
6922 Kitson
Rockford, MI 49341

Glenn M. Walters                                            88,000(7)          40,000               *
234 Indian Hills Road
Montague, MI 49437

Quinten E. Ward                                          1,392,000(8)          10,000             6.6
2251 N. Rampart Blvd., Suite 102
Las Vegas, NV 89128

All Directors and Executive Officers                     8,648,404            260,000            40.7
  as a Group (14 persons)
- - -----------------------------------------------------------------------

 *  Less than one percent

(1) Except as disclosed in the footnotes below, each person named in the table is the record holder of, and has sole voting and investment power with respect to the issued shares listed in this column.

(2) This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."

(3) Includes 1,151,164 shares issued to trusts established by Mr. Blanding for which he serves as trustee, with full power to vote and dispose of stock shares, and 320,000 shares held in a trust for which Mr. Blanding's wife serves as trustee, with full power to vote and dispose of those shares. Mr. Blanding disclaims beneficial ownership of the shares held by his wife's trust.

(4) All shares beneficially owned by Mr. Teesdale have been issued to a trust established by him, and he serves as sole trustee, with full power to vote and dispose of the specified shares.

(5) Includes 160,000 shares issued to a trust established by Mr. Thompson's wife, for which she serves as a sole trustee, with full power to vote and dispose of those shares. Mr. Thompson disclaims beneficial ownership of the shares held by his wife's trust.

(6) Includes 469,100 shares issued to a trust established by Mr. VanNamen, for which he serves as sole trustee, with full power to vote and dispose of those shares, and 269,900 shares issued to a trust established by Mr. VanNamen's wife, for which she serves as a co-trustee, with shared power to vote and dispose of those shares. Mr. VanNamen disclaims beneficial ownership of the shares held by his wife's trust.

(7) Includes 44,000 shares issued to a trust established by Mr. Walters, for which he serves as sole trustee, with full power to vote and dispose of those shares, and 4,000 shares issued to a trust established by Mr. Walters' wife, for which she serves as sole trustee, with full power to vote and dispose of those shares. Mr. Walters disclaims beneficial ownership of the shares held in his wife's trust.

(8) Includes 1,198,000 shares issued to a trust established by Mr. Ward, of which he serves as a co-trustee, with shared power to vote and dispose of those shares, and 184,000 shares issued to Mr. Ward's wife. Mr. Ward disclaims beneficial ownership of the shares held by his wife.

EXECUTIVE COMPENSATION

     The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to the other most highly compensated executive officers whose salary and bonus compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                     COMPENSATION
                                                                       AWARD(S)
                                               ANNUAL           -----------------------
                                            COMPENSATION        RESTRICTED   SECURITIES
                                          -----------------       STOCK      UNDERLYING      ALL OTHER
                                          SALARY     BONUS       AWARD(S)     OPTIONS       COMPENSATION
           EXECUTIVE             YEAR       ($)       ($)         ($)(1)        (#)            ($)(2)
- - --------------------------------------------------------------------------------------------------------
Ted Thompson                     1994     246,634   164,700         --         20,000          13,650
  Chairman and                   1993     239,200    22,800         --         40,000           8,567
  Chief Executive Officer        1992     214,828    41,600         --             --           8,500
Bruce L. Jorgensen               1994     153,965    81,100         --         20,000           1,488
  President and
  Chief Operating Officer
Bernard J. Berg                  1994     130,385    74,500         --         10,000           3,071
  Vice President --              1993     128,860    18,000         --         10,000           2,987
  Engineering                    1992     119,820    22,200         --             --           2,146
Duane Kluting                    1994     120,961    69,700         --          6,000           2,614
  Vice President --              1993     111,924    16,500         --          6,000             573
  Chief Financial Officer        1992      90,385    20,000         --         20,000             870
- - --------------------------------------------------------------------------------------------------------

(1) There are no unvested Restricted Stock grants outstanding.

(2) These amounts represent "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributable to each named executive officer.
                            ------------------------

     The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                 -----------------------------------------------------------
                                 OPTIONS     PERCENT OF OPTIONS     EXERCISE                      GRANT DATE
                                 GRANTED       GRANTED TO ALL         PRICE       EXPIRATION     PRESENT VALUE
           EXECUTIVE             ($)(1)          EMPLOYEES          ($/SH)(2)        DATE           ($)(3)
- - --------------------------------------------------------------------------------------------------------------
Ted Thompson                      20,000            21.7              12.00         3-15-04         129,400
Bruce L. Jorgensen                20,000            21.7              10.81         1-04-04         115,000
Bernard J. Berg                   10,000            10.9              12.00         3-15-04          64,700
Duane Kluting                      6,000             6.5              12.00         3-15-04          38,820
- - --------------------------------------------------------------------------------------------------------------

(1) Options become exercisable two years after the date of grant in the case of Mr. Jorgensen and six months in all other cases.

(2) The price may be paid in any combination of cash, surrender of outstanding shares, and the surrender of exercisable options valued at the excess of market price of the underlying shares over the exercise price for the options.

(3) Present value calculated under the Black-Scholes Valuation Model, assuming 5.8% and 6.4% risk-free rates of return, .8% and .9% dividend yields, .36 and .38 volatilities, and exercise in 10 years. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model nor necessarily agrees with the method for valuing options. The future performance of the Company and the price of its shares will ultimately determine the value of these options.
                            ------------------------

     The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                         OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS AT
                        SHARES         VALUE                YEAR-END(#)                   FISCAL YEAR-END($)
                      ACQUIRED ON     REALIZED     -----------------------------     -----------------------------
                      EXERCISE #        ($)        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - ------------------------------------------------------------------------------------------------------------------
Ted Thompson                --              --        20,000           40,000          155,000          385,000
Bruce L. Jorgensen          --              --            --           20,000               --          178,750
Bernard Berg             8,000         107,716        38,000           10,000          516,750           88,750
Duane Kluting               --              --        26,000            6,000          300,875           53,250
- - ------------------------------------------------------------------------------------------------------------------

                        REPORT ON EXECUTIVE COMPENSATION

     In years prior to 1994, administration of the Company's executive compensation program was divided between two Committees of the Board of Directors, in order to accommodate the requirements of Exchange Act Rule 16b-3 for "disinterested administration" of stock-based incentive plans. In early 1994, those Committees were reorganized, so that all responsibilities of those two Committees are now assigned to the Compensation Committee (hereinafter the "Committee").

     The Committee is currently comprised of five members, and all members are outside directors; i.e., none is an employee of the Company. The Committee makes recommendations to the Board of Directors with respect to all executive compensation except for the award of stock-based incentives, which are the exclusive prerogative of the Committee.

     The Compensation policies established for executive officers are designed to assure the Company's ability to attract, motivate, and retain competent and dedicated senior management. In constructing and applying these policies, a conscious effort is made to identify and evaluate the executive compensation programs for comparable employers, considering such factors as geographic and industry influences, relative sizes, growth stages, and market capitalizations. With the assistance of a consulting firm, the Committee has established a peer group of corporations that it uses for compensation comparison purposes.

     In general, compensation packages for executive officers are composed of three elements: base salary, annual bonus, and stock-based incentives. Base salary for an executive is determined by the executive's responsibility and the Company's need to be competitive in the market for executive services. Bonus compensation is based on personal performance as well as achievement of corporate goals. Stock-based incentives are intended to strengthen the alignment of interests between shareholders and senior management and to address long-term performance.

     In the early part of 1994, the Compensation Committee reviewed the annual salary plan with the Chief Executive Officer for all other executive officers, and made such adjustments as they thought appropriate, based upon salary survey data for comparable employers, economic conditions in general, and individual evaluations by the Chief Executive Officer. Annual salary for the Chief Executive Officer was reviewed independently by the Committee and adjusted based upon the same considerations for other executive salaries, plus the Committee's evaluation of his performance as corporate leader.

     At the same time, the Committee established the annual bonus program to be based approximately one-half on individual achievement and one-half on corporate performance against the annual budget approved by the Board of Directors. A maximum award was set at thirty percent (30%) of base salary in the case of the Chief Executive Officer, and twenty percent (20%) of base salary in the case of all other executives. Actual bonuses under this program were determined by the Committee, in consultation with the Chief Executive Officer (except as to his own bonus), after the close of the fiscal year.

     The Committee also awarded stock options to five executives during 1994 under the Employee Stock Option Plan as detailed in the foregoing table captioned Option Grants in Last Fiscal Year. The options granted to Mr. Jorgensen were a part of the compensation package offered to him at the time he joined the Company. The options awarded to the remaining executives, other than the Chief Executive Officer, were awarded based upon recommendations from the Chief Executive Officer, taking into account for each executive his contribution to success in prior periods by achieving agreed upon goals, and his ability and willingness to influence success in the future by striving to achieve individual and corporate goals. The Chief Executive Officer was awarded an option based primarily on the Committee's judgment that it is in the best interest of shareholders to provide incentive for the Chief Executive Officer in the form of stock options, in an amount that is appropriate relative to the options granted other executives, considering their abilities to influence corporate performance.

                                          COMPENSATION COMMITTEE
                                            Lawrence E. Fleming
                                            Glenn M. Walters
                                            Quinten E. Ward
                                            Ronald A. VandenBerg
                                            Charles VanNamen

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return on the indices for NASDAQ market (U.S. and foreign) and NASDAQ nonfinancial stocks. The graph assumes an investment of $100 on the last trading day of 1989, and reinvestment of dividends in all cases.

                                                 NASDAQ Stock       NASDAQ
      Measurement Period          X-Rite,        Market (US &     Non-Financial
    (Fiscal Year Covered)         Incorporated       Foreign)       Stocks
1989                                   100.000         100.000         100.000
                                       110.825          96.636          97.842
                                       102.515         103.247         107.639
                                        81.361          78.003          80.505
1990                                    94.505          85.017          88.034
                                       120.579         110.001         115.643
                                       118.694         109.017         112.342
                                       156.793         121.524         126.128
1991                                   227.560         135.708         141.730
                                       230.047         140.239         143.968
                                       308.629         130.631         129.184
                                       422.513         135.572         133.288
1992                                   462.447         157.359         154.916
                                       373.639         160.944         155.205
                                       372.179         164.852         161.005
                                       403.666         178.590         173.564
1993                                   386.842         181.153         177.606
                                       369.894         173.591         169.125
                                       419.102         164.794         155.990
                                       609.774         178.701         171.470
1994                                   698.975         175.253         170.297

     The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

     During 1994, members of the Company's Board of Directors received an annual retainer of $10,000, plus a meeting fee of $600 ($1,200 for chairpersons) for each meeting of the Board or a committee attended, and those amounts have been increased to $12,000 and $750 ($1,500 for chairpersons), respectively, for subsequent years. In addition, each person who is a director immediately following each Annual Meeting of Shareholders is entitled to receive an option to purchase 10,000 shares of the Company's common stock at a price per share equal to the fair market value on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of the Company and its subsidiary for the fiscal year ended December 31, 1994, have been audited by Arthur Andersen LLP, independent public accountants, and the Board of Directors has selected Arthur Andersen LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

COMPLIANCE WITH REPORTING REQUIREMENTS

     Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.


SHAREHOLDER PROPOSALS -- 1996 ANNUAL MEETING



     Any proposal of a shareholder intended to be presented at the 1996 Annual Meeting of the Shareholders of the Company must be received by the Company at its headquarters, 3100 44th Street, S.W., Grandville, Michigan 49418, no later than December 11, 1995, if the shareholder wishes the proposal to be included in the Company's Proxy Statement relating to that meeting.


MISCELLANEOUS

     The Company's Annual Report to Shareholders including financial statements, is being mailed to shareholders with this Proxy Statement.

     Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

     A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST FROM DUANE KLUTING, THE COMPANY'S VICE PRESIDENT/CHIEF FINANCIAL OFFICER, 3100 44TH STREET, S.W., GRANDVILLE, MICHIGAN 49418.

     SHAREHOLDERS ARE URGED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          DUANE KLUTING
                                          Secretary

April 10, 1995
Grandville, Michigan

                                   APPENDIX A

                              X-RITE, INCORPORATED

                          EMPLOYEE STOCK PURCHASE PLAN
                  (AS AMENDED AND RESTATED NOVEMBER 15, 1994)

     1. Purpose. The purpose of this Employee Stock Purchase Plan is to provide employees of the Company with a further inducement to continue their employment with the Company and to encourage those employees to increase their efforts to promote the best interests of the Company by permitting them to purchase common stock of the Company at a price less than the market price.

     2. Definitions. The following words and phrases shall have the following meanings as used in this Plan:

          a. "Authorization" means the payroll deduction direction specified in
     Section 6 of this Plan.

          b. "Board" means the Board of Directors of X-Rite, Incorporated.

          c. "Committee" means the committee appointed by the Board to administer the Plan.

          d. "Company" means X-Rite, Incorporated, as well as any subsidiary corporation that is more than fifty percent (50%) controlled by X-Rite, Incorporated, directly or indirectly, and which has been approved by the Board for inclusion in the Plan.

          e. "Eligible Employee" means a person meeting the requirements of
     Section 4 of this Plan.

          f. "Market Value" means the sale prices reported in the Nasdaq Stock Market, or such other estimate of fair market value as the Committee shall determine if such values are not available.

          g. "Participant" means an Eligible Employee who has elected to participate in this Plan.

          h. "Plan" means this X-Rite, Incorporated, Employee Stock Purchase
     Plan.

          i. "Purchase Account" means the account established for a Participant as provided in Section 7 of this Plan.

          j. "Purchase Period" means each fiscal quarter of the Company.

          k. "Stock" means the common stock of X-Rite, Incorporated, par value $0.10 per share.

     3. Administration.

          a. The Plan shall be administered by a Committee appointed by the Board, consisting of such number of persons as the Board shall determine from time to time. A majority of members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and the interpretation and construction of any provision of the Plan by the Committee shall be final and binding.

          b. The Committee shall consist entirely of members who, during the one year prior to service on the Committee, or during such service, have not been granted or awarded equity securities of the Company pursuant to the Plan or any other plan of the Company or any of its affiliates, except for the types of plans set forth in Rule 16b-3(c)(2)(i)(A)-(D).

          c. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company, to the maximum extent permitted by law, from and against any cost, liability, or expense imposed or incurred in connection with such persons taking or failing to take any action under the Plan.

     4. Eligibility. All active employees of the Company shall be Eligible Employees, entitled to participate under the Plan, except: (a) employees who have not been continuously employed by the Company on a full time basis for at least twelve (12) calendar months; (b) employees whose customary employment by the Company is for less than 20 hours per week or for less than five months in a calendar year; (c) employees who are the beneficial owners of five percent (5%) or more of the shares of outstanding Stock; and (d) employees who are members of the Committee. No Eligible Employee shall be granted option rights under the Plan which permit such employee to purchase stock under this Plan and any other employee stock purchase plan of the Company (but not an incentive stock option plan) at option prices aggregating more than $10,000 in any one calendar year.

     5. Stock Available for Plan. Purchases of Stock pursuant to and on behalf of this Plan for delivery under this Plan may be made out of the Company's presently or hereafter authorized but unissued Stock, or out of shares of Stock now or hereafter held in treasury by the Company, or partly out of each, as determined by the Board. The maximum number of shares of Stock which may be purchased under the Plan is 1,000,000 shares as of the effective date, subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued stock into an increased number of shares of stock, with or without par value, through a stock dividend or split shares, or into a decreased number of shares, with or without par value, through a combination of shares, then effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such Stock dividend or split up of shares, or proportionately decreased, in the case of such combination of shares. In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board to give proper effect to such event.

     6. Participation. An employee of the Company who is an Eligible Employee at or prior to the first day of any calendar month may become a Participant as of such date by completing and delivering a payroll deduction Authorization form to the Company's payroll department at least ten (10) days prior to such date. The Authorization will direct a regular payroll deduction from the Participant's compensation to be made on each of the Participant's pay dates occurring during each Purchase Period in which he or she is a Participant.

     7. Payroll Deductions. The Company shall maintain payroll deduction accounts for all employees who are Participants and who have filed Authorizations for Payroll Deduction. Payments made by Participants by payroll deduction shall be credited to the Participant's Purchase Account, and no amounts other than payroll deductions authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction in any amount not less than $10 for each pay period, but not more than a maximum of ten percent (10%) of the Participant's gross earnings (before withholding or other deductions) with respect to which payments are to be made to him or her by the Company on such pay date. In no event shall payments for credit to a Purchase Account by or on behalf of any Participant aggregate more than $10,000 in any calendar year.

     8. Changes in Payroll Deduction. Payroll deductions shall be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the Authorization is revised or revoked or the Plan terminates. A Participant may, as of the beginning of any Purchase Period, increase or decrease the Participant's payroll deduction within the limits specified in Section 7 by filing a new Authorization at least ten (10) days prior to the beginning of such Purchase Period.

     9. Termination of Participation-Withdrawal of Funds. A Participant may for any reason and at any time, on written notice given to the Company prior to the Participant's last pay date in any Purchase Period, elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon any such termination by a Participant, he or she shall cease to be a Participant, his or her Authorization shall be revoked effective upon receipt, and the amount to his or her credit in his or her Purchase Account (exclusive of accounts payable in respect of the exercise of any option to purchase Stock previously granted under the Plan) as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded in cash to the Employee. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only during the fiscal year of the Company following the fiscal year of the Company in which such termination and withdrawal of funds occurred. Partial withdrawals of funds shall not be permitted.

     10. Purchase of Shares. During each Purchase Period while this Plan remains in effect, each Participant shall be granted an option as of the last business day of each Purchase Period for the purchase of as many full shares of Stock, but not less than one (1) full share, as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in
Section 9. The purchase price for each share of Stock purchased shall be eighty-five percent (85%) of the Market Value of a share of Stock on the last business day of the Purchase Period ("Purchase Date"). If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. If, as of each Purchase Date, the Participant's Purchase Account contains sufficient funds to purchase at least one (1) or more full shares, the Participant shall be deemed to have exercised an option to purchase all such shares at the purchase price, the Participant's Purchase Account shall be charged for the amount of the purchase, and a stock certificate shall be issued to the Participant. As of each subsequent Purchase Date when sufficient funds have again accrued in the Participant's Purchase Account to purchase one
(1) or more shares, shares will be purchased in the same manner. Any balance remaining in a Participant's Purchase Account after a Purchase Date will be carried forward into the following Purchase Period. Notwithstanding the foregoing, any balance remaining in a Purchase Account at the termination of the Plan will be automatically refunded to the Participant in accordance with
Section 17.

     11. Registration of Certificates. Certificates may be issued only in the name of the Participant.

     12. Rights as a Stockholder. None of the rights or privileges of a stockholder shall exist with respect to shares purchased under this Plan unless and until certificates representing such shares shall have been issued.

     13. Rights on Retirement, Death or Termination of Employment. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

     14. Rights Not Transferable. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

     15. Application of Funds. All funds received or held by the Company under this Plan may be used by the Company for any corporate purpose.

     16. Governmental Regulations. The Company's obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock. If, at any time, shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

     17. Effective Date, Termination and Amendment. The Plan shall take effect only upon, and as of the date of approval by the stockholders of X-Rite, Incorporated. Unless earlier terminated by the Board, the Plan shall terminate on the date ten (10) years subsequent to the date of its adoption by the Board, after which date no options may be granted under the Plan. The Board may terminate or amend the Plan at any time, or from time to time, in its entirety or as to any subsidiary, as it deems proper and in the best interest of the Company; provided, however that no amendment may (i) alter the aggregate number of shares that may be issued under the Plan, (ii) decrease the price at which shares may be purchased, or (iii) modify the eligibility requirements set forth herein.

                                 CERTIFICATION

     The foregoing Amended and Restated Plan was duly adopted by the Board of Directors of X-Rite, Incorporated on the 15th day of November, 1994.

                                          --------------------------------------
                                          Duane Kluting, Secretary

                                   APPENDIX B

                                  ARTICLE III
                            AUTHORIZED CAPITAL STOCK

     A. The total authorized capital stock of this Corporation is fifty million (50,000,000) shares of common stock of the par value of ten cents ($.10) per share and five million (5,000,000) shares of preferred stock of the par value of ten cents ($.10) per share.

                                  COMMON STOCK


     B. The authorized shares of common stock of the par value of ten cents ($.10) per share are all of one class and each share of common stock is equal in every respect to every other share of common stock. The holders of common stock shall be entitled to one (1) vote in person or by proxy for each share of common stock held. In the event of liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of common stock of the Corporation shall be entitled to participate ratably according to their respective holdings in the division of the assets of the Corporation which remain after payment in full of all amounts owing to creditors of the Corporation and of all amounts payable to holders of preferred stock of the Corporation which has been issued with preferential rights upon liquidation, dissolution, or winding up of the Corporation. Holders of common stock shall have the right to participate ratably according to their respective holdings in such dividends and distributions as may be declared by the Board of Directors of the Corporation and paid on the common stock of the Corporation from time to time from funds legally available for that purpose subject to the prior right of holders of preferred stock of the Corporation to receive such distributions and dividends where such preferred stock of the Corporation has been issued with a preference as to such distributions and dividends. The holders of common stock of the Corporation shall not be entitled to convert common stock into any other class of stock of the Corporation, whether now or hereafter issued. The holders of common stock of the Corporation shall have no preemptive rights to purchase or to subscribe to any shares of any class of stock issued by the Corporation, now or hereafter, whether voting or non-voting; or to any securities exchangeable for or convertible into such shares; or to any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares. All shares of common stock issued by the Corporation shall be deemed fully paid and non-assessable. The holders of common stock shall have no voting rights with respect to issuance of preferred stock or the rights, preferences, or limitations of preferred stock, which matters are reserved exclusively to the Corporation's Board of Directors.


                                PREFERRED STOCK

     C. The authorized shares of preferred stock of the par value of ten cents ($.10) may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the preferred stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.

                             X-RITE, INCORPORATED

                                    PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints J. Terry Moran and Duane Kluting, and each of them, as Proxies, each with the Power to appoint a substitute, to represent and to vote, as designated below, all of the shares of common stock of X-Rite, Incorporated held of record by the undersigned on March 24, 1995, at the Annual Meeting of Shareholders to be held on May 15, 1995, or any adjournment thereof.

        When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON REVERSE SIDE FOR A THREE-YEAR TERM, FOR THE APPROVAL OF THE ADOPTION OF THE X-RITE, INCORPORATED AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN, AND FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.


Please sign this Proxy exactly as your name appears on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

__________________________________          ___________________________________

__________________________________          ___________________________________

__________________________________          ___________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                      With-  For All
                              For     hold   Except                                              For   Against  Abstain
1.) Election of Directors     [ ]     [ ]     [ ]         2.) To approve the adoption of the     [ ]     [ ]      [ ]
                                                              X-Rite, Incorporated Amended and
                                                              Restated Employee Stock Purchase
         TED THOMPSON, RONALD A. VANDENBERG                   Plan.
                AND QUINTEN E. WARD

    Instructions: To withhold authority to vote for                                              For   Against  Abstain
    any individual nominee, mark "For All Except"         3.) To approve the proposed Amendment  [ ]     [ ]      [ ]
    box and strike a line through the nominee(s) name.        to the Articles of Incorporation.
    Your shares shall be voted for the remaining
    nominee(s).

      RECORD DATE SHARES:
                                                          4.) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the
                                                              Meeting.

                                                                  Mark box at right if you plan to attend         [ ]
                                                                  the meeting.


  Please be sure to sign and date        Date ________            Mark box at right if comments or address        [ ]
  this Proxy.                                                     change have been noted on the reverse side.


      Shareholder sign here         Co-owner sign here


DETACH CARD                                                          DETACH CARD


                             X-RITE, INCORPORATED



Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, held on May 15, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


X-RITE, INCORPORATED